Exhibit 3(a)

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           INTERSTATE SECURITIES, INC.

      The Certificate of Incorporation was filed in the Office of Secretary of State on April 25, 1985. This Restated Certificate of Incorporation is pursuant to Sections 245 and 242 of the General Corporation Law.

                                    ARTICLE I
      The name of the corporation is INTERSTATE SECURITIES, INC.

                                   ARTICLE II
      The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
      The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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                                   ARTICLE IV
      The total number of shares of stock which the corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock, and the par value of each of such shares is Twenty Cents ($.20) amounting in the aggregate to Three Million Dollars ($3,000,000).

                                    ARTICLE V
      The Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the corporation, subject to the powers of the stockholders of the corporation to alter or repeal any By-Laws made by the Board of Directors.

                                   ARTICLE VI
      The business of the corporation shall be managed by a Board of Directors, and the number of Directors comprising the Board shall be fixed by the By-Laws and such number may from time to time be increased or decreased in such manner as provided by the By-Laws of the corporation.

                                   ARTICLE VII
      The capital stock after the amount of subscription price or par value has been paid and shall not be subject to assessment to pay the debts of the corporation.

                                  ARTICLE VIII
      No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he

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(i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX
      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, or by the Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
      This Restated Certificate of Incorporation shall supersede and take the place of the heretofore existing Certificate of Incorporation of the corporation and all amendments thereto.
      The undersigned officer of Interstate Securities, Inc., for the purpose of amending and restating the Certificate of Incorporation, hereby declaring and certifying that this is the act and deed of such corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 30th day of April, 1987.
                                    /s/ Edward C. Ruff
                                    ---------------------------------------
                                    Edward C. Ruff, Vice President


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ATTEST:
/s/ Michael D. Hearn
------------------------------------
Michael D. Hearn, Secretary

(SEAL)




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